To be used with employees subject to bonus restrictions under CPP; not for STIP

EXHIBIT 99.3

ENTERPRISE FINANCIAL SERVICES CORP
RESTRICTED STOCK AWARD AGREEMENT

     THIS AGREEMENT (the “Agreement”) is made between ENTERPRISE FINANCIAL SERVICES CORP, a Delaware corporation (the “Company”), and John G. Barry (“Grantee”), as of the Award Date (defined below).

1.	AWARD.

	Number of shares of Restricted Stock Subject to Award	10,000

	Fair Market Value per Share on Date of Award:	$9.10

	Date of Award (“Award Date”)	February 17, 2010

          (a) SHARES. The Company hereby awards and issues to Grantee the shares of restricted stock specified above (the “Shares”), pursuant to the terms of and subject to conditions of the Company's 2002 Stock Incentive Plan (as amended from time to time, the “Plan”) and this Agreement.

          (b) PLAN INCORPORATED. The terms and conditions of the Plan are incorporated herein by reference. Grantee acknowledges receipt of a copy of the Plan (as amended and restated to the date hereof) and agrees that this award of the Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, provided, however, that, except as provided in subsection (c) below, no such future amendment shall have an effect upon the vesting requirements set forth herein or impose additional forfeiture conditions or vesting requirements or extend restrictions on the Shares beyond the time of vesting. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

          (c) CPP PROVISIONS. Grantee acknowledges that (a) the Company is a participant in the Capital Purchase Program (the “CPP”) offered by the United States Department of the Treasury and (b) the Company and its affiliates are required to meet certain executive compensation and corporate governance standards under Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, including amendments pursuant to Section 7001, et. seq., of the American Recovery of Reinvestment Act of 2009 (“EESA”), as implemented by guidance or regulation thereunder that has been issued and is in effect as of the date of this Agreement or is promulgated thereafter, including without limitation 31 C.F.R. Part 30 of the Code of Federal Regulations (such guidance or regulation being hereinafter referred to as the “CPP Guidance”). Notwithstanding anything contained in this Agreement to the contrary, as of the date hereof (or on such date thereafter as it becomes necessary pursuant to the EESA or CPP Guidance), if, in the good faith determination of the Company after consultation with counsel of its choice, any statute or regulation promulgated before, on or after the Award Date imposes additional requirements or restrictions on compensation which the Company may pay to Grantee which conflict with the provisions of this Agreement, (i) the Company shall not be required to pay or accrue any grant, award, incentive or compensation to the extent of such restriction and this Agreement shall be deemed automatically amended to the extent of such restriction and (ii) Grantee shall execute and deliver any amendments to this Agreement which the Company, in good faith after consultation with counsel of its choice, deems necessary to comply with such statute or regulation.

     2. FORFEITURE AND TRANSFERABILITY.

          (a) The Shares, to the extent not then Vested (as defined below) in accordance with the following schedule, shall be forfeited to the Company for no consideration immediately after Employee fails to maintain continuous employment with the Company or its subsidiaries for any reason whatsoever:

	Percentage of	Cumulative Vesting
Vesting Date	Shares Vesting	Percentage
February 17, 2011	0%	0%
February 17, 2012	40%	40%
February 17, 2013	20%	60%
February 17, 2014	20%	80%
February 17, 2015	20%	100%

Notwithstanding the foregoing provisions of this Section 2(a), 100% of the Shares shall Vest upon the date of the earlier to occur of (i) Employee’s death; (ii) Employee being deemed Disabled (as defined below) or (iii) a “Change in Control Event” as defined in Treasury Regulation 1.409A-3(i)(5)(i) (such earliest date a “Vesting Date” and the lapse of such forfeiture contingency, “Vesting”). As used herein, “Disabled” shall mean qualification for disability benefits under the Social Security disability insurance program, or if an employee is determined to be permanently disabled by the Committee in its discretion.

          (b) In accordance with the EESA and the CPP Guidance, the Shares may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (collectively, “Transferred”), other than by will or by the laws of descent or distribution, prior to the Vesting of the Shares pursuant to paragraph 2(a) above. In addition, the Shares may not be Transferred at any time earlier than permitted under the following schedule (except as necessary to reflect a merger or acquisition of the Company, as described in the definition of “Long-term Restricted Stock” in Q30.0 of 31 C.F.R. Part 30 of the Code of Federal Regulations):

               (i) 25% of the Shares may be Transferred on or after the time the Company repays 25% of the aggregate financial assistance received by the Company under the CPP;

               (ii) An additional 25% of the Shares may be Transferred on or after the time the Company repays 50% of the aggregate financial assistance received by the Company under the CPP;

               (iii) An additional 25% of the Shares may be Transferred on or after the time the Company repays 75% of the aggregate financial assistance received by the Company under the CPP; and

               (iv) An additional 25% of the Shares may be Transferred on or after the time the Company repays 100% of the aggregate financial assistance received by the Company under the CPP.

Notwithstanding the foregoing, in the case of Shares subject to this Award for which the Grantee does not make an election under Section 83(b) of the Code in accordance with Section 4(b), at any time beginning with the date upon which the Shares Vest and ending on December 31 of the calendar year including that date, a portion of the Shares may be Transferred as may reasonably be required to pay the federal, state, local, or foreign taxes that are anticipated to apply to the income recognized due to the Vesting, and any Shares transferred for this purpose shall not count toward the percentages in the schedule above.

          (c) For purposes of this Agreement, including determination of vesting, Grantee shall be considered to be in the employment of the Company as long as Grantee remains an employee of either the Company, any successor corporation (including any parent entity succeeding to the business of or control of the Company) or subsidiary corporation (as defined in Section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final and binding on all persons, including Grantee.

          (d) For purposes of this Agreement, including determination of vesting, Grantee shall be considered to be in the employment of the Company as long as Grantee remains an employee of either the Company, any successor corporation (including any parent entity succeeding to the business of or control of the Company) or subsidiary corporation (as defined in Section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final and binding on all persons, including Grantee.

     3. WITHHOLDING OF TAX. To the extent that the vesting of Shares or receipt of Shares results in income to Grantee for federal, state or local income tax purposes, Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee, including the right but not the obligation to effect such withholding by deducting the a number of Shares with a fair market value equal to the amount of any such obligation, to the extent permitted by the CPP Guidance.

     4. SECTION 83 OF THE CODE. Grantee acknowledges that he understands the following:

          (a) Under Section 83(a) of the Code, the excess of the fair market value on the date of Vesting of the Shares over the fair market value on the Award Date of such Shares will be taxed at the time of Vesting as ordinary income and subject to payroll and withholding taxes and to tax reporting, as applicable.

          (b) Grantee may elect under Section 83(b) of the Code to be taxed at ordinary income rates based on the fair market value of the Shares at the time such shares are awarded, rather than at the time and as the Shares Vest. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within thirty (30) days from the Date of Award. Grantee (i) will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if Shares are subsequently forfeited to the Company, and (ii) the 83(b) Election may cause Grantee to recognize more compensation income than he would have otherwise recognized if the value of the Shares subsequently declines. As a convenience to Grantee, the Company has provided Grantee with a form for making an 83(b) Election. FAILURE TO FILE SUCH AN ELECTION WITHIN THE REQUIRED THIRTY (30) DAY PERIOD AND AS OTHERWISE DESCRIBED IN THE FORM MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY EMPLOYEE AS SHARES OF RESTRICTED STOCK VEST. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY TO TIMELY FILE THE ELECTION UNDER SECTION 83(B) OF THE CODE IF GRANTEE CHOOSES TO MAKE SUCH AN ELECTION. Grantee agrees to provide the Company with a copy of any such election.

          (c) The foregoing is only a summary of the federal income tax laws that apply to the Shares and does not purport to be complete. EMPLOYEE IS DIRECTED TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH HE MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.

     5. STOCK POWER. Grantee agrees to deliver a Stock Power and Assignment Separate from Certificate in the form attached as Exhibit A (with the transferee, certificate number, date and number of shares left blank), executed by Grantee and his spouse, if any, along with any certificate(s) evidencing Shares issued to him, to the Secretary of the Company or its designee (“Escrow Holder”). EMPLOYEE HEREBY APPOINTS THE ESCROW HOLDER TO HOLD SUCH STOCK POWER AND ANY SUCH CERTIFICATE(S) IN ESCROW AND TO TAKE ALL SUCH ACTIONS, AND TO EFFECTUATE ALL SUCH TRANSFERS AND/OR RELEASES OF SUCH SHARES, AS ARE REQUIRED TO EFFECTUATE THE TERMS OF THIS AWARD. The foregoing appointment is a power coupled with an interest and may not be revoked by Grantee. Grantee and the Company agree that any Escrow Holder will not be liable to any party to any person for any actions or omissions, unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions by this Agreement. Shares subject to this Award shall be released to Grantee from escrow as they Vest.

     6. LEGEND. Grantee agrees that the certificate(s) representing the Shares may bear a legend in substantially the following form:

     “The securities represented by this certificate are subject to certain transfer and forfeiture restrictions and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner. A copy of the agreement and plan setting forth such restrictions may be obtained at the principal office of the issuer. Such transfer and forfeiture restrictions are binding on transferees of these shares.”

     7. RESTRICTIONS ON TRANSFER UNDER SECURITIES LAWS. Grantee understands that although the issuance of grants and awards under the Plan has been registered under the Securities Act of 1933, such registration may not apply to any resale or transfer by Grantee of the Shares. Grantee also agrees (i) that the certificates representing the Shares may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent to stop registration of the transfer of the Shares.

     8. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Shares.

     9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its subsidiaries and any of their respective successors, and all persons lawfully claiming under Grantee.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

[The remainder of this page is intentionally blank. The next page is the signature page.]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Grantee has executed this Agreement, all effective as of the date first above written.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Mark Murtha
Name:	Mark Murtha
Title:	Senior Vice President – Human Resources

/s/ John G. Barry
EMPLOYEE

EXHIBIT A

STOCK POWER AND ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Enterprise Financial Services Corp (the “Corporation”), 10,000 shares of the common stock of the Corporation, standing in the undersigned’s name on the books of said corporation, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: 2/18/10

/s/ John G. Barry
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